UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2006

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 800

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2006 the board of directors of Novacea, Inc. (“Novacea”) approved a modification to its non-employee director compensation policy to provide for certain compensation to its non-employee chairman of the board of directors (the “Chairman Compensation Policy”). Pursuant to the Chairman Compensation Policy, a non-employee member of Novacea’s board of directors who serves as chairman (a “Non-Employee Chairman”) will receive, in lieu of any annual cash compensation received as a member of the board of directors, $72,000 per year for service as chairman, which amount is payable on a quarterly basis during the term of service. A Non-Employee Chairman will continue to receive per-meeting cash compensation payable to members of Novacea’s board of directors.

In addition, pursuant to the Chairman Compensation Policy, a Non-Employee Chairman will be automatically granted when first appointed an initial option to purchase 50,000 shares of common stock, in addition to any equity compensation received as a member of the board of directors. In addition, commencing with Novacea’s 2007 annual meeting of stockholders, a Non-Employee Chairman who continues to serve in as chairman on the date of any annual meeting will be automatically granted an option to purchase 12,500 shares of common stock, in addition to any annual options granted to such individual as a member of the board of directors.

Initial and annual option grants are subject to Novacea’s Independent Director Equity Compensation Policy, which provides that the options shall vest, in the case of an initial option grant, over a four-year period, and in the case of an annual option grant, over a 12-month period, in each case in equal monthly installments measured from the date of grant, subject to the Non-Employee Chairman’s continued service as chairman. The exercise price of each option granted to a Non-Employee Chairman will be equal to 100% of the fair market value on the date of grant of the shares covered by the option. Initial and annual options granted to a Non-Employee Chairman will have a maximum term of 10 years measured from the grant date, subject to earlier termination in the event of the cessation of board service, in which case the vested portion of an option will be exercisable for 12 months following cessation of board service for any reason other than for cause or retirement, and for 18 months following cessation of board service as a result of retirement. Initial and annual options granted to a Non-Employee Chairman fully vest and become immediately exercisable automatically upon a change in control of Novacea or in the event of the retirement of a Non-Employee Chairman.

* * * * *

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development, financial performance, regulatory review of our products or product candidates, or commercialization efforts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2006	NOVACEA, INC.

	By:	/s/ Edward C. Albini
	Name:	Edward C. Albini
	Title:	Chief Financial Officer